                                                                   EXHIBIT 10.12

                      FRIEDE & GOLDMAN INTERNATIONAL INC.

                AMENDED AND RESTATED 1997 EQUITY INCENTIVE PLAN

          Friede & Goldman International Inc., a Delaware corporation (the "Company"), hereby establishes this Friede Goldman International Inc. Amended and Restated 1997 Equity Incentive Plan (the "Plan").

          1. Purpose. The purpose of the Plan is to promote the interests of the Company by encouraging employees of, and consultants to, the Company and its Subsidiaries and the directors of the Company who are not also employees of the Company or a Subsidiary, to acquire or increase their equity interests in the Company and to provide a means whereby such persons may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are believed to be essential for the growth and profitability of the Company.

          2.  Definitions.  As used in this Plan:

          (a) "Appreciation Right" means a right granted pursuant to Paragraph 5.

          (b) "Award" means an Appreciation Right, an Option Right, a Director Option, Phantom Shares, a Performance Unit, Bonus Stock, Restricted Stock, or a Cash Tax Right.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Bonus Stock" means unrestricted shares of Common Stock granted pursuant to Paragraph 9.

          (e) "Cash Tax Right" means a right granted pursuant to Paragraph 10.

          (f) "Change in Control" shall be deemed to have occurred upon:

               (i) the date of the acquisition by any "person" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act") and excluding any transfer to any family members or entities controlled by family members of J. L. Holloway), excluding the Company or any of its Subsidiaries or affiliates, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of either the then outstanding shares of common stock of the Company, or the then outstanding voting securities entitled to vote generally in the election of directors; or

               (ii) the date the individuals who constitute the Board as of the effective date of this Plan (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company's management prior to, or at the time of, such individual's initial nomination for election) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;

               (iii) the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause
          (iii) if consummation of the transaction would result in at least 50% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 50% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

               (iv) the date the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction.

          (g) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

          (h) "Committee" means the Compensation Committee of the Board.

          (i) "Common Stock" means the Common Stock, $0.01 par value, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 14.

          (j) "Date of Grant" means (i) with respect to an Award, other than a Director Option, the date specified by the Committee on which such Award will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto) and (ii) with respect to a Director Option, the automatic date of grant as provided in Paragraph 11.

          (k) "Director" means a member of the Board.

          (l) "Director Option" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 11.

          (m) "Dividend Equivalent" means, with respect to an Option or Phantom Share, an amount equal to the amount of any dividends that are declared and become payable after the Date of Grant for such Award and on or before the date such Award is exercised, paid or forfeited, as the case may be.

          (n) "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with an Option Right is granted.

          (o) "Management Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in individual or other terms, and which will relate to the period of time ("Performance Cycle") determined by the Committee. The Management Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following (i) net earnings; (ii) operating income; (iii) earnings before interest and taxes ("EBIT"); (iv) operating income plus depreciation, amortization and non-cash compensation expenses related to the issuance of stock and stock options to employees ("EBITDA"); (v) earnings before taxes and unusual or nonrecurring items;
     (vi) revenue; (vii) return on investment; (viii) return on equity; (ix) return on total capital; (x) return on assets; (xi) total stockholder return; (xii) return on capital employed in the business;
     (xiii) stock price performance; (xiv) earnings per share growth; and (xv) cash flows. Determinations of which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be made by the Committee in its discretion at the time of grant of the Award. A Management Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses. The Committee, in its sole discretion and without the consent of the Participant, may amend any stock-based Award that is intended to qualify under section 162(m) of the Code to reflect (1) a change in corporate capitalization, such as a stock split or dividend, (2) a corporate transaction, such as a corporate merger, a corporate consolidation, any corporate separation (including a spinoff or other distribution of stock or property by a corporation), any corporate reorganization (whether or not such reorganization comes within the definition of such term in section 368 of the Code), (3) any partial or complete corporate liquidation, or (4) a change in accounting rules required by the Financial Accounting Standard Board. With respect to any Award that is subject to section 162 (m) of the Code, the Committee must first certify that the Management Objectives have been achieved before the Award may be paid. The Management Objectives of any other Award may be amended by the Committee, in its sole discretion and without the consent of the Participant, to reflect any significant event that the Committee believes to be appropriate to reflect the original intent of the Award.

          (p) "Market Value per Share" means, at any date after the Common Stock is readily tradeable on a national securities market, the closing sale price per share of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded. Prior to such date, Market Value per Share shall be determined by the Committee, in its good faith opinion.

          (q) "Option Price" means the purchase price per share payable on exercise of an Option Right or Director Option.

          (r) "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4.

          (s) "Participant" means an employee of, or consultant to, the Company or any of its Subsidiaries who is selected by the Committee to receive an Award under any of Paragraphs 4 through 10 and shall also include a Director who has received an automatic grant of Director Options pursuant to Paragraph 11.

          (t) "Performance Unit" means a unit equivalent to $100 (or such other value as the Committee determines) awarded pursuant to Paragraph 8.

          (u) "Phantom Shares" means notional shares of Common Stock awarded pursuant to Paragraph 7.

          (v) "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 6 as to which neither the ownership restrictions nor the restriction on transfers referred to therein has expired.

          (w) "Spread" means the amount determined by multiplying (i) the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price provided for in the related Option Right or, if there is no tandem Option Right, the Grant Price provided for in the Appreciation Right by (ii) the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

          (x) "Subsidiary" means, at any time, any corporation in which at the time the Company then owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

     3. Shares Available Under Plan and Eligibility. (a) The total number of shares of Common Stock reserved and available for issuance under the Plan shall be the greater of 1,150,000 shares or 10% of the total number of shares of Common Stock outstanding (on a fully diluted basis, assuming, if applicable, the conversion of all warrants and convertible securities into Common Stock), as such number of outstanding shares changes from time to time. Notwithstanding the foregoing, the number of shares of Common Stock that may be delivered upon exercise of an incentive stock option shall not exceed 1,150,000 shares of Common Stock under the Plan, subject to adjustment in accordance with Paragraph
14. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights or the payment of any Phantom Shares, there will be deemed to have been delivered under this Plan for purposes of this Paragraph 3 the number of shares of Common Stock covered by the Appreciation Rights or equal to the Phantom Shares, as applicable, regardless of whether such Appreciation Rights or Phantom Shares were paid in cash or shares of Common Stock. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights, Appreciation Rights, or Phantom Shares awarded or sold as Restricted Stock that are terminated unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan.

     (b) Directors, employees of the Company and its Subsidiaries, and persons who provide consulting or other services to the Company or a Subsidiary, are eligible to be granted Awards under the Plan. In addition, a person who has been offered employment by the Company or a Subsidiary is eligible to be granted an Award (other than an incentive stock option) under the Plan, provided that such Award shall be canceled if such person fails to commence such employment, and no payment of value may be made in connection with such Award until such person has commenced such employment.

     4. Option Rights. The Committee may from time to time authorize grants to any employee or consultant (other than a Director) of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of shares of Common Stock to which it pertains and whether Dividend Equivalents are awarded with respect to the option and, if awarded, the payment or crediting of such Dividend Equivalents.

          (b) Each grant will specify its Option Price, which Option Price may not be less than 100% of the Market Value per Share on the Date of Grant except for any grants made prior to the date of the closing of the initial public offering of the Company's Common Stock, which grants may have an Option Price less than the Market Price per Share on the Date of Grant.

          (c) Each grant will specify that the Option Price will be payable (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, which may be evidenced at the Date of Grant in the grant agreement, (a) by tendering to the Company shares of Common Stock owned by the optionee (if such shares were acquired pursuant to the exercise of a Company stock option, such shares must have been held by the Optionee for at least six months) having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full option exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the option exercise price as provided in (i) above (provided that the Committee may, upon confirming that the optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price and any required tax withholding amounts; provided that in the event the optionee chooses to pay the option exercise price as provided in (ii)(b) above, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure, or (iii) by a combination of such payment methods. Payment instruments will be received subject to collection.

          (d) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company and the Affiliates and/or the Management Objectives (if any) to be achieved before the Option Rights or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a Change in Control or other corporate transaction or event or upon termination of the Participant's employment due to death, disability, retirement or otherwise, including an involuntary termination other than for cause.

          (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Options Rights will be exercisable and may set forth a formula or other method for determining the number of Option Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (g) Option Rights granted under this Plan may be (i) options which are intended to qualify as incentive stock options under Section 422 of the Code, provided, however, such options may only be granted to employees of the Company, its parent corporation and subsidiaries of the Company, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

          (h) Option Rights granted to a Participant who is an officer of the Company or a Subsidiary may, in the discretion of the Committee, provide for an automatic "reload" grant upon the exercise of the Option Right, with such terms and conditions on any such reload grant as the Committee may choose, provided, however, the Option Price may not be less than 100% of the Market Value per Share on the Date of Grant of the reload option and its term may not exceed the remaining term for the exercised option.

          (i) Each grant may, in the discretion of the Committee, provide that the Common Stock acquired upon exercise of the Option Right shall remain subject to a "substantial risk of forfeiture", within the meaning of
     Section 83 of the Code and the regulations thereunder, with such restrictions as the Committee may determine.

          (j) Each grant shall specify the period during which the Option Right may be exercised, but no Option Right will be exercisable more than ten years from the Date of Grant.

          (k) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

          (l) Notwithstanding the foregoing, Option Rights may be granted from time to time in substitution for stock options held by employees of other corporations who become Employees as the result of a merger or consolidation of the employing corporation with the Company or any Subsidiary, or the acquisition by the Company or any Subsidiary of the assets of the employing corporation, or the acquisition by the Company or any Subsidiary of stock of the employing corporation as the result of which it becomes a

     Subsidiary. The terms and conditions of substitute Option Rights granted may vary from the terms and conditions set forth above, to the extent the Committee, at the time of grant, deems it appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

          No person may receive Option Rights with respect to more than 250,000 shares during any calendar year.

     5. Appreciation Rights. The Committee may from time to time authorize grants to any employee or consultant (other than a Director) of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph. Appreciation Rights may be granted in tandem with Option Rights or separate and apart from a grant of Option Rights. An Appreciation Right will be a right of the Participant granted such Award to receive from the Company, upon exercise, an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with an Option Right may be exercised only by surrender of the related Option Right. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the limitations, contained in the following provisions:

          (a) Each grant will state whether it is made in tandem with Option Rights and, if not made in tandem with any Option Rights, will specify the number of shares of Common Stock in respect of which it is made.

          (b) Each grant made in tandem with Option Rights will specify the Option Price and each grant not made in tandem with Option Rights will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in (i) cash or Company check,
     (ii) shares of Common Stock having an aggregate Market Value per Share equal to the Spread or (iii) any combination thereof, as determined by the Committee in its sole discretion.

          (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company and its Subsidiaries and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable. Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a Change in Control or other corporate transaction or event or upon the Participant's termination due to death, disability or retirement, including an involuntary termination other than for cause.

          (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Appreciation Rights will be exercisable and may set forth a formula or other method for determining the number of Appreciation Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (g) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right, identify any Option Right granted in tandem with such

     Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

          No person may receive Appreciation Rights with respect to more than 250,000 shares during any calendar year.

     6. Restricted Stock. The Committee may from time to time authorize grants or sales to any employee or consultant (other than a Director) of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

          (b) Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each grant or sale that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the shares of Restricted Stock will be forfeited and may set forth a formula or other method for determining the number of shares of Restricted Stock with respect to which restrictions will lapse if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (d) Each such grant or sale will provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations thereunder, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control or other corporate transaction or event or upon termination of the Participant's employment due to death, disability, retirement or otherwise, including an involuntary termination other than for cause.

          (e) Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

          (f) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

          (g) Unless otherwise approved by the Committee, certificates representing shares of Common Stock transferred pursuant to a grant of Restricted Stock will be held in escrow pursuant to an agreement satisfactory to the Committee until such time as the restrictions on transfer have expired or the shares have been forfeited.

          No person may receive more than 250,000 shares of Restricted Stock during any calendar year.

     7. Phantom Shares. The Committee may from time to time authorize grants to any employee or consultant (other than a Director) of Phantom Shares upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Phantom Shares to which it pertains and the payment or crediting of any Dividend Equivalents with respect to such Phantom Shares.

          (b) Each grant will specify the Management Objectives, if any, that are to be achieved in order for the Phantom Shares to be earned. Each grant that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the Phantom Shares will be forfeited and may set forth a formula or other method for determining the number of Phantom Shares to be earned if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (c) Each grant will specify the time and manner of payment of Phantom Shares which have been earned, which payment may be made in (i) cash, (ii) shares of Common Stock or (iii) any combination thereof, as determined by the Committee in its sole discretion.

          (d) Each grant of Phantom Shares will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination due to death, disability or retirement.

          No person may receive more than 250,000 Phantom Shares during any calendar year.

     8. Performance Units. The Committee may from time to time authorize grants to any employee or consultant (other than a Director) of Performance Units upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Performance Units to which it pertains.

          (b) Each grant will specify the Management Objectives that are to be achieved in order for the Performance Units to be earned. Each grant will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and may set forth a formula or other method for determining the amount of payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (c) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in
     (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (d) Each grant of a Performance Unit will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination of employment due to death, disability, retirement or otherwise, including an involuntary termination other than for cause.

          No person may receive Performance Units with a value greater than $1,000,000 during any calendar year.

     9. Bonus Stock. The Committee may from time to time authorize grants to any employee or consultant (other than a Director) of Bonus Stock, which shall constitute a transfer of shares of Common Stock, without other payment therefor, as additional compensation for the Participant's services to the Company or its Subsidiaries.

     10. Cash Tax Rights. (a) The Committee may from time to time authorize grants to any Participant (other than a Director) of Cash Tax Rights upon such terms and conditions as it may determine in accordance with this Paragraph.
Cash Tax Rights may be granted in tandem with any Award that is payable in shares of Common Stock. A Cash Tax Right will entitle the Participant granted such Award to receive from the Company, upon receipt of shares of Common Stock pursuant to the tandem Award, an amount of cash, which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the Market Value per Share (not exceeding 100%) of each share of Common Stock received upon payment of the tandem Award.

     (b) Each grant of a Cash Tax Right will (i) identify the Award it is made in tandem with and will specify the percentage of the Market Value per Share that shall be payable in cash and (ii) be evidenced by an agreement extended on behalf of the Company by any officer and delivered to and accepted, by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a Change in Control or other corporate transaction or event or upon the Participant's termination of employment due to death, disability, retirement or otherwise, including an involuntary termination other than for cause.

     11.  Director Options.    (a) Each person who is a Director on the
effective date of the Plan, and each person who becomes a Director for the first time after such date, and who is not an employee of the Company or any of its subsidiaries, shall automatically receive on the effective date of the Plan or, if such person first becomes a Director after such date, the date of his or her becoming a Director, whichever is applicable, a Director Option for 1,000 shares of Common Stock.

      (b) On the day following the regular Annual Meeting of the Stockholders of the Company in each year that this Plan is in effect (commencing with the 1998 Annual Meeting of Stockholders), each Director who is in office on that day, who is not an employee of the Company or any of its subsidiaries on that day and who was not elected for the first time at such annual meeting, shall automatically receive a Director Option for 2,000 shares of Common Stock.

      (c) Each Director Option will be subject to all of the limitations contained in the following provisions:

               (i) Each Director Option granted pursuant to subparagraph 11(a) shall be exercisable in full six (6) calendar months following the Date of Grant.

               (ii) Each Director Option granted pursuant to subparagraph 11(b) shall be exercisable, on a cumulative basis, fifty percent (50%) one year following the Date of Grant and fifty percent (50%) two (2) years following the Date of Grant.

               (iii) The Option Price of each Director Option shall be the Market Value per Share on its Date of Grant.

               (iv) Each Director Option that is exercisable may be exercised in full at one time or in part from time to time by giving written notice to the Company, stating the number of shares of Common Stock with respect to which the Director Option is being exercised, accompanied by payment in full of the Option Price for such shares, which payment may be (1) in cash by check acceptable to the Company, (2) by tendering to the Company shares of Common Stock owned by the optionee having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full option exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the option exercise price as provided in (1) above (provided that the Committee may, upon confirming that the optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise), (3) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price and any required tax withholding amounts; provided that in the event the optionee chooses to pay the exercise price in this manner, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure or (4) by a combination of such methods of payment. Payment instruments will be received subject to collection.

               (v) Each Director Option shall expire 10 years from the Date of Grant thereof, but shall be subject to earlier termination immediately upon the Director ceasing to serve as a director of the Company.

               (vi) In the event that the number of shares of Common Stock available for grants under this Plan is insufficient to make all automatic grants provided for in this Paragraph 11 on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of shares then available for grant under this Plan, and shall have no right to receive a grant with respect to the deficiencies in the number of available shares and all future grants under this Paragraph 11 shall terminate.

     (d) Notwithstanding the provisions of this Section 11, the Committee may grant such other Awards to Directors as are permissible under and are issued in compliance with applicable federal or state laws or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

     12. Acceleration upon a Change in Control. Notwithstanding anything contained herein to the contrary, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of Management Objectives with respect to the exercisability or full entitlement to an Award shall immediately lapse upon a Change in Control, provided that this Paragraph 12 shall not be applicable with respect to a Participant if it is intended that the transaction constituting such Change in Control be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 (or any successor thereto), and operation of this Paragraph 12 with respect to this Participant would otherwise preclude such accounting treatment.

     13.  Transferability.   (a) Except as provided below, no Award will be
transferable by a Participant other than by will or the laws of descent and distribution and Director Options, Option Rights or Appreciation Rights will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

     (b) The Committee may, in its discretion, adopt rules or guidelines under which any Award previously granted or to be granted to a Participant (other than an incentive stock option) may be transferred (in whole or in part) by the Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the Immediate Family Members and, if applicable, the Participant or (iii) a partnership in which such Immediate Family Members and, if applicable, the Participant are the only partners. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable to the Award immediately prior to transfer; provided, however, that no transferred Award shall be exercisable or payable, as the case may be, unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Award.

     14. Adjustments. The Board may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the numbers of shares of Common Stock covered by outstanding Director Options, Option Rights, Appreciation Rights and Phantom Shares granted hereunder, in the Option Price or Grant Price applicable to any such Director Options, Option Rights and Appreciation Rights, and/or in the kind of shares covered thereby (including shares of another issuer), as the Board, in its sole discretion exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporation transaction or event having an effect similar to any of the foregoing.

     15. Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions for the settlement of fractions in cash.

     16. Taxes. (a) To the extent that the Company is required to withhold any taxes in connection with any grant or payment made to a Participant or any other person under this Plan and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such grant or payment that the Participant or such other person make arrangements satisfactory to the Company for the payment of the balance of the such taxes required, which arrangements in the discretion the Committee may include relinquishment of a portion of such Award or payment.

     (b) To the extent that the acceleration of vesting or any payment, distribution or issuance made to a Participant under the Plan (a "Benefit") is subject to a golden parachute excise tax under Section 4999(a) of the Code (a "Parachute Tax"), the Company shall pay such Participant an amount of cash (the "Gross-up Amount") such that the "net" Benefit received by the Participant under this Plan, after paying all applicable Parachute Taxes (including those on the Gross-up Amount) and any income taxes on the Gross-up Amount, shall be equal to the Benefit that such Participant would have received if such Parachute Tax had not been applicable.

     17. Award Forfeiture/Repayment Provisions. Notwithstanding anything in this Plan to the contrary the Committee, in its sole discretion, may provide with respect to any Award that such Award shall be immediately forfeited unpaid if the Participant takes any action contrary to the interests of the Company as the same may be specified in the Award agreement, which may include, without limitation, limitations on non-competition, non-disclosure, non-disparagement and non-solicitation (a "Restriction"). Further, to the extent any Award containing such a prohibition has been exercised or paid within the one-year period prior to the date of such violation of a Restriction, the Participant must repay to the Company in cash an amount equal to the value of the Award at the time of its prior exercise or payment, as the case may be. The exercise or payment of such an Award shall be conditioned on the Participant's written acknowledgment and acceptance of the repayment obligation.

     18. Administration of the Plan. (a) This Plan will be administered by the Committee. A majority of the Committee will constitute a quorum, and the action of the members the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or documentation will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith or in the absence of gross negligence or willful misconduct on the part of such member.

     (c) Notwithstanding anything in the Plan or any Award Agreement to the contrary, with respect to an Award granted to a "covered employee" that is intended to qualify as "performance-based compensation" for purposes of section 162(m) of the Code, the Committee shall not take any action with respect to the terms of such Award after its Date of Grant which would cause such Award not to be deductible under section 162(m).

     19. Amendments, Etc. (a)The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award agreement relating thereto; provided, however, that without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.

     (b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

     20. Term. This Plan shall be effective as of the date that an underwriting agreement relating to the initial public offering of the Company's Common Stock is entered into among the Company and a group of underwriters. In the event that this Plan is not approved by the stockholders of the Company within twelve months before or after the date of its adoption by the Board, any Awards made under this Plan intended to be an incentive stock option shall be automatically a nonqualified stock option. Unless sooner terminated, this Plan shall terminate on December 31, 2006, and no further Awards shall be made, but all outstanding Awards on such date shall remain effective in accordance with their terms and the terms of this Plan.